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As filed with the Securities and Exchange Commission on November 15, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EPIQ SYSTEMS, INC.
(Exact Name of Registrant in Its Charter)

Missouri	48-1056429
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
501 Kansas Avenue Kansas City, Kansas 66105-1309 (913) 621-9500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Copies to:
TOM W. OLOFSON
Chairman and Chief Executive Officer
501 Kansas Avenue
Kansas City, Kansas 66105-1309
(913) 621-9500
(Name, address, including zip code, and telephone number, including are code, of agent for service)	RICHARD M. WRIGHT, JR. Gilmore & Bell, P.C. 2405 Grand Boulevard Suite 1100 Kansas City, Missouri 64108 (816) 221-1000

Approximate date of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the follow box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	2,000,000 shares	$16.50	$33,000,000	$3,036.00

(1)
Estimated for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, and based on the average of the high and low prices of our common stock reported on the Nasdaq National Market on November 11, 2002.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(A), may determine.

PROSPECTUS

2,000,000 Shares

EPIQ SYSTEMS, INC.

Common Stock

        The selling shareholders listed on page 8 of this prospectus may sell up to 2,000,000 shares of our common stock. At any time, without notifying us, the selling shareholders can sell all or a portion of the common stock offered in this prospectus. The selling shareholders can sell the common stock to buyers directly or through underwriters, brokers, dealers or agents. The sale price for the common stock may be either a price negotiated between the selling shareholder and the buyer or the prevailing market price of the common stock at the time of the sale. We will not receive any proceeds from the sale of shares by the selling shareholders.

        Our common stock is listed for quotation on the Nasdaq National Market under the symbol "EPIQ." The last reported sale price of our common stock on the Nasdaq National Market on November     , 2002, was $             per share.

        Investing in our common stock involves a certain degree of risk. You should consider carefully the risk factors referred to on page 6 of this prospectus.

        Neither the SEC nor any state securities commission has approved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November     , 2002

        No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, the information and representations must not be relied upon as having been authorized by us or the selling shareholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale made using this prospectus will create any implication that the information contained in this prospectus is correct as of any time after its date.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        In this prospectus, in other filings with the SEC and in press releases and other public statements by our officers throughout the year, we make or will make statements that plan for or anticipate the future. These forward-looking statements include statements about our future business plans and strategies, and other statements that are not historical in nature. These forward-looking statements are based on our current expectations. You will find many of these statements in the following sections:

  •
  "Prospectus Summary" on page 4;

  •
  "Risk Factors" on page 6; and

  •
  "Incorporation of Certain Information by Reference" on page 7.

        Forward-looking statements may be identified by words or phrases such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated" and "potential." Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, provide a "safe harbor" for forward-looking statements. In order to comply with the terms of the safe harbor, and because forward-looking statements involve future risks and uncertainties, incorporated herein by reference are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include, but are not limited to, (1) any material changes in our total number of Chapter 7 trustees or Chapter 7 deposits, (2) any material changes in our total number of Chapter 13 trustees or material changes in the number of cases processed by these Chapter 13 trustees, (3) changes in the number of bankruptcy filings each year, (4) changes in bankruptcy legislation, (5) our reliance on its national marketing arrangement with Bank of America for Chapter 7 revenue, (6) risks associated with the integration of acquisitions into our existing business operations, (7) our ability to achieve or maintain technological advantages, (8) uncertainties related to the infrastructure software business and the future operations of that business, and (9) other risks detailed from time to time in our filings with the SEC, including the Risk Factors contained in our annual report on Form 10-K for the year ended December 31, 2001, under "Item 1. Business—Risk Factors," which annual report is incorporated herein by reference. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update any forward-looking statements contained herein or in future communications to reflect future events or developments.

PROSPECTUS SUMMARY

        This is a summary of our business and this offering. You should read carefully this entire prospectus and the documents to which we have referred you before you make a decision about buying our common stock.

Our Business

        We develop, market and license proprietary software solutions for workflow management and data communications infrastructure for the bankruptcy trustee market and the infrastructure software market. Our specialized products streamline our customers' internal business operations and external communications and enable them to minimize operating costs through automation. In addition to our software products, we also provide a high level of coordinated support, including network integration, post-installation support and industry-specific value-added services.

        For the bankruptcy trustee market, we provide Chapter 7 and Chapter 13 trustees comprehensive, turnkey, back-office systems that manage their entire caseloads. Our TCMS and CasePower software products are the cornerstone of the daily operations of a bankruptcy trustee's office and enable management of virtually every aspect of the trustee's caseload. Unlike traditional software licensing arrangements under which the end-user pays a relatively significant up-front licensing fee and then more modest support fees over time, our bankruptcy trustee billing models generate ongoing monthly revenues from each customer. For our Chapter 7 business, we provide our products and services to trustee customers at no direct charge. We have a national marketing arrangement with Bank of America, in which a significant number of our trustee customers agree to deposit the cash proceeds from liquidations of debtors' assets with Bank of America. Each Chapter 7 trustee customer relationship generates recurring revenues, which we collect through our marketing arrangement and which are based on the total number of trustees and a percentage of the total liquidated asset proceeds on deposit. To support our marketing arrangement, we also receive revenues from customized software, technology services and marketing and strategic consulting services we provide directly to Bank of America. For our Chapter 13 business, in addition to an initial implementation fee, we collect monthly revenues directly from each trustee customer based on the number of cases in the trustee's database and the number of printed documents we generate for the trustee.

        For the infrastructure software market, our DataXpress product line provides cross-platform, software-based communications infrastructure that enables corporate customers to format and securely route business-critical data over the Internet and private networks, using a variety of communication protocols. Our products automate the electronic transmission of business data and are designed to deliver the data to the right recipient, at the right time, in the right format and with the appropriate security, while reducing labor and information technology infrastructure costs to our customers. The DataXpress product line includes a core data transmission and receiving engine, a real-time communications management console, a powerful data reformatting tool and an advanced suite of security and scheduling functions required for enterprise-class implementations. Our financial services customers include leading banking and financial services companies such as Automatic Data Processing, Bank of America, J.P. Morgan Chase Bank, Fiserv EFT and Visa USA.

        We were incorporated in the State of Missouri on July 15, 1988, when we completed a transaction whereby we acquired all of the assets of an unrelated predecessor corporation, including the name "Electronic Processing, Inc." Our shareholders approved an amendment to the our Articles of Incorporation on June 7, 2000, thereby changing the Company's name from Electronic Processing, Inc., to EPIQ Systems, Inc.

        Our principal executive office is located at 501 Kansas Avenue, Kansas City, Kansas 66105-1309. The telephone number at that address is (913) 621-9500.

The Offering

        The selling shareholders may sell their shares of common stock according to the plan of distribution described on page 7 of this prospectus. We will not receive any proceeds from the sale of these shares.

Risk Factors

        Investing in our common stock involves a certain degree of risk. Before you make a decision about investing in our common stock, you should carefully consider the risk factors contained in our annual report on Form 10-K for the year ended December 31, 2001, under "Item 1. Business—Risk Factors," which is incorporated in this prospectus by reference, as well as the rest of the information contained in our annual report, and our other reports filed by us with the SEC.

RISK FACTORS

        Investing in our common stock involves a certain degree of risk. Before you make a decision about investing in our common stock, you should carefully consider the risk factors contained in our annual report on Form 10-K for the year ended December 31, 2001, under "Item 1. Business—Risk Factors," which is incorporated in this prospectus by reference, as well as the rest of the information contained in our annual report, and our other reports filed by us with the SEC. A copy of our Form 10-K will be provided to any person receiving a copy of this prospectus upon written or oral request to us as set forth under the heading "Incorporation of Certain Information by Reference" below.

SELECTED FINANCIAL DATA

	Fiscal Year Ended December 31,
	2001	2000	1999	1998	1997
	(In Thousands, Except Per Share Data)
INCOME STATEMENT DATA:
Operating revenues	$30,112	$23,257	$14,820	$11,546	$8,389
Net income *	4,942	2,132	1,496	1,321	365
Net income per share — diluted *	0.35	0.20	0.14	0.14	0.05
BALANCE SHEET DATA:
Working capital	$26,488	$13,032	$4,347	$12,191	$1,776
Total assets	70,648	44,938	26,222	21,279	8,161
Long-term debt	594	924	67	109	889
Stockholders' equity	65,144	35,923	20,925	19,391	5,599

*
In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142 Goodwill and Other Intangible Assets. SFAS No. 142, which was adopted by the Company as of January 1, 2002, requires, among other things, the discontinuance of amortization of goodwill and certain other intangible assets. Net income, adjusted to exclude this amortization expense, net of tax, would have been $5,617,000, $2,851,000 and $1,532,000 for the years ended December 31, 2001, 2000 and 1999, respectively. Diluted net income per share would have been $.40, $.26 and $.14 for the same time period. Amortization expense related to intangible assets other than goodwill is estimated to be $530,000 in 2003 and 2004, $510,000 in 2005 and $450,000 in 2006 and 2007.

AVAILABLE INFORMATION

        We are a "reporting company" as that term is used in the Securities Exchange Act of 1934. As a reporting company, we are required to file reports, proxy statements and other information with the SEC, including the information listed below. You may read and copy any of the reports, proxy statements and other information that we have filed with the SEC at the SEC's Public Reference Room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may get information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding us and other issuers that electronically file information with the SEC. The address of that site is (http://www.sec.gov). Our Web site is (www.epiqsystems.com).

        This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933. You may want to refer directly to the registration statement for more information about us and our common stock. You may want to review a copy of any contract or document filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents, all of which have been previously filed with the SEC under the Securities Exchange Act of 1934, are incorporated by reference into this prospectus:

1.
The description of our common stock contained in our registration statement on Form 8-A.

2.
Our current report on Form 8-K/A, as filed with the SEC on December 17, 2001.

3.
Our annual report on Form 10-K for the year ended December 31, 2001.

4.
Our definitive proxy statement, as filed with the SEC on April 26, 2002.

5.
Our quarterly report on Form 10-Q for the quarter ended March 31, 2002.

6.
Our quarterly report on Form 10-Q for the quarter ended June 30, 2002.

7.
Our quarterly report on Form 10-Q for the quarter ended September 30, 2002.

8.
Our current report on Form 8-K, as filed with the SEC on September 6, 2002.

        All documents subsequently filed by us in compliance with Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering are incorporated by reference into this prospectus.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any of the information that is incorporated by reference in this prospectus (including exhibits that are specifically incorporated by reference in that information). Any request should be directed to: Investor Relations, EPIQ Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105-1309, telephone (913) 621-9500.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares by the selling shareholders. All proceeds from the resale of those shares will go to the selling shareholders. See "Selling Shareholders" below and "Plan of Distribution" below.

SELLING SHAREHOLDERS

        On November 7, 2002, we issued an aggregate of 2,000,000 shares of our common stock in a private placement to the selling shareholders listed below, which shares of common stock are covered by this prospectus.

        The following table sets forth certain information with respect to the ownership of common stock by the selling shareholders as of November 7, 2002, and the shares offered in this prospectus by the selling shareholders.

Selling Shareholder	Shares Currently Owned	Amount to be Offered	Shares Owned After Offering	Percentage Owned After Offering
Wasatch Advisors, Inc.:
Wasatch Ultra Growth Fund	558,875	442,500	116,375	*
Wasatch Global Science & Technology Fund	48,542	43,342	5,200	*
Merced County Employees' Retirement Association	20,225	15,100	5,125	*
Celanese Americas Corporation Retirement Pension Plan	40,025	29,550	10,475	*
Parker Hannifin Corporation	37,200	27,700	9,500	*
The Children's Hospital Foundation	31,950	24,000	7,950	*
The Kroger Co. Consolidated Master Retirement Trust	24,000	17,900	6,100	*
Gannett Retirement Plan Master Trust	40,400	29,525	10,875	*
Shedd Aquarium Society	8,150	6,100	2,050	*
The Governing Council of the University of Toronto	13,475	11,075	2,400	*
Ohio Carpenters' Pension Fund	24,700	18,450	6,250	*
The Children's Hospital of Philadelphia	1,900	1,425	475	*
Zimmer Lucas Partners, LLC	400,000	400,000	0	0
Acqua Wellington Opportunity I Limited	250,000	250,000	0	0
ING Investments, LLC	200,000	200,000	0	0
Riverview Group, LLC	150,000	150,000	0	0
UBS O'Connor	100,000	100,000	0	0
Thomas A. McDonnell	50,000	50,000	0	0
Ashford Capital Partners:
Anvil Investment Associates, L.P.	134,400	44,400	90,000	*
Ashford Capital Partners, L.P.	171,550	17,100	154,450	*
Wells Capital	40,000	40,000	0	0
William M. Freeman Revocable Trust UA Dated 12-26-95	31,833	31,833	0	0
St. Denis J. Villere	35,000	35,000	0	0
Ian Arnof Separate Property Trust U/A 8-27-02	15,000	15,000	0	0

TOTAL	2,427,225	2,000,000	427,225

*
Represents less than 1.0%.

PLAN OF DISTRIBUTION

        We have registered the 2,000,000 shares of our common stock offered in this prospectus on behalf of the selling shareholders. We will pay all expenses of this registration, other than fees and expenses, if any, of counsel or other advisors to the selling shareholders. The selling shareholders are responsible for paying any commissions, discounts, or other brokerage fees incurred in connection with their sale of any of the shares.

        The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

  •
  in the over-the-counter market;

  •
  in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  in connection with short sales of the shares;

  •
  by pledge to secure debt and other obligations;

  •
  through the writing of options, whether the options are listed on an options exchange or otherwise;

  •
  in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

  •
  through a combination of any of the above transactions.

        The selling shareholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        Under the terms of the private placement, we have agreed to indemnify the selling shareholders, and each director, officer or controlling person of each selling shareholder within the meaning of Section 15 of the Securities Act of 1933 against all losses, claims, damages, liabilities and expenses, (or action in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by the Securities Purchase Agreement, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any failure by us to fulfill and perform any agreement, covenant or undertaking pursuant to the Securities Purchase Agreement, or (iv) any failure or breach of our representations and warranties as set forth in the Securities Purchase Agreement.

        The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance on Rule 144 under the Securities Act of 1933, if they meet the criteria and conform to the requirements of that rule.

        The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of shares may be "underwriters" within the meaning of the Securities Act of 1933. Any commissions received by broker-dealers or agents on the sales and any profit on the resale of shares purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

        Under the rules of the SEC, any person engaged in the distribution of our common stock may not simultaneously buy, bid for or attempt to induce any other person to buy or bid for our common stock in the open market for a period of two business days prior to the beginning of the distribution. The rules and regulations under the Securities Exchange Act of 1934 may also limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We have notified the selling shareholders they should not begin any distribution of common stock unless they have stopped purchasing and bidding for common stock in the open market as provided in applicable securities regulations, including Regulation M promulgated under the Securities Exchange Act of 1934.

        We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares. We have advised the selling shareholders of the requirement for delivery of this prospectus in connection with any sale of the common stock.

LEGAL COUNSEL

        The validity of the securities being offered pursuant to this prospectus will be passed upon for us by Gilmore & Bell, P.C., Kansas City, Missouri, our securities counsel.

EXPERTS

        The financial statements of EPIQ Systems, Inc. as of and for the years ended December 31, 2001 and 2000 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of EPIQ Systems, Inc. as of and for the year ended December 31, 1999 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by BKD, LLP, independent auditors, as stated in their report dated February 25, 2000, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

        The financial statements of ROC Technologies, Inc. as of and for the year ended September 30, 2001 incorporated in this prospectus by reference from the Current Report on Form 8-K/A filed with the SEC on December 17, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the registration of the shares of common stock being offered for sale by the selling shareholders. All amounts are estimates except the SEC registration fee.

SEC registration fee	$3,036
Legal fees and expenses	15,000
Accounting fees and expenses	15,000
Blue sky fees and expenses	-0-
Transfer agent fees and expenses	5,000

Total	$38,036

Item 15.    Indemnification of Directors and Officers

        Pursuant to the Missouri General and Business Corporations Law, the Company's bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, trustee or in any other comparable position of another entity) against all liabilities and expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Company in accordance with the bylaws), ERISA excise taxes or penalties or other expenses actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that the Company will not be required to indemnify or advance any expenses in connection with any action, suit or proceeding initiated by such person (including, without limitation, any cross-claim or counterclaim) to any such person unless the initiation of such action, suit or proceeding was authorized by the Board of Directors or as otherwise provided in the Company's bylaws.

        The Company's bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, trustee or in any other comparable position of another entity) against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Company in accordance with the bylaws) and all expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of settlement of the action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of the action, suit or proceeding) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided that no indemnification shall be made in respect of any such claim, issue or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duties to the Company except as otherwise set forth in the Company's bylaws.

        Any indemnification with regard to the foregoing, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in the bylaws. The determination shall be made by a majority vote of a quorum of disinterested directors, of if such quorum is not attainable, or even if obtainable, at the direction of a quorum of disinterested directors, by independent legal counsel in a written opinion or by the shareholders.

        The Company's bylaws also provide that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the person to repay such amounts unless it shall be ultimately determined that he is entitled to be indemnified by the Company as authorized in the bylaws.

        The indemnification discussed in this section is not exclusive of any other rights the party seeking indemnification may have. The Company also maintains directors and officers liability insurance on its directors and executive officers.

Item 16.    Exhibits

Exhibit No.	Description
4.1	Restated Articles of Incorporation.*
4.2	By-Laws, as amended to date.[1]
5.1	Opinion of Gilmore & Bell, P.C.*
23.1	Consent of Gilmore & Bell, P.C. included in Exhibit 5.1.
23.2	Consent of Deloitte & Touche LLP, Independent Auditors.*
23.3	Consent of Deloitte & Touche LLP, Independent Auditors of ROC Technologies, Inc.*
23.4	Consent of BKD, LLP, Independent Auditors.*
24.1	Power of Attorney (included on the signature page hereof).

*
Filed herewith.

1
Incorporated by reference and previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 11, 2001.

Item 17.    Undertakings

We hereby undertake:

        (1)    To file, during any period in which offers or sales of securities are made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

        (2)    That for determining liability under the Securities Act of 1933, each post-effective amendment to this registration statement and each filing of our annual report, will be deemed a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering.

        (3)    To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to our bylaws, or otherwise, we have been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933 (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities that we are registering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether the indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and we have authorized this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Kansas, on this 15th day of November, 2002.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of EPIQ Systems, Inc., severally constitute Tom W. Olofson, or Elizabeth M. Braham, in the order named, our true and lawful attorney-in-fact with full power to each, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed with this registration statement and any and all subsequent amendments to this registration statement, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable EPIQ Systems, Inc. to comply with all requirements of the SEC.

        In accordance with the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date

/s/ TOM W. OLOFSON	Tom W. Olofson Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2002
/s/ CHRISTOPHER E. OLOFSON	Christopher E. Olofson President, Chief Operating Officer and Director	November 15, 2002
/s/ ELIZABETH M. BRAHAM	Elizabeth M. Braham Vice President and Chief Financial Officer (Principal Financial Officer)	November 15, 2002
/s/ MICHAEL A. RIDER	Michael A. Rider Controller and Chief Accounting Officer (Principal Accounting Officer)	November 15, 2002
/s/ ROBERT C. LEVY	Robert C. Levy Director	November 15, 2002
/s/ W. BRYAN SATTERLEE	W. Bryan Satterlee Director	November 15, 2002
/s/ EDWARD M. CONNOLLY, JR.	Edward M. Connolly, Jr. Director	November 15, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Exhibits
To
registration statement
On
Form S-3
Under The Securities Act Of 1933

EPIQ SYSTEMS, INC.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Incorporation.*
4.2	By-Laws, as amended to date.[1]
5.1	Opinion of Gilmore & Bell, P.C.*
23.1	Consent of Gilmore & Bell, P.C. included in Exhibit 5.1.
23.2	Consent of Deloitte & Touche LLP, Independent Auditors.*
23.3	Consent of Deloitte & Touche LLP, Independent Auditors of ROC Technologies, Inc.*
23.4	Consent of BKD, LLP, Independent Auditors.*
24.1	Power of Attorney (included on the signature page hereof).

*
Filed herewith.

1
Incorporated by reference and previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 11, 2001.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
Our Business
The Offering
Risk Factors
RISK FACTORS
SELECTED FINANCIAL DATA
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
USE OF PROCEEDS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL COUNSEL
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX